AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2004

REGISTRATION NO. 333-2792

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORTHODONTIC CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	72-1278948 (I.R.S. Employer Identification Number)

Bartholomew F. Palmisano, Sr.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002
(Address of Principal Executive Offices)

ORTHODONTIC CENTERS OF AMERICA, INC. 1994 INCENTIVE STOCK PLAN,
AS AMENDED AND RESTATED,
ORTHODONTIC CENTERS OF AMERICA, INC. 1994 NON-QUALIFIED STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS AND
ORTHODONTIC CENTERS OF AMERICA, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and Chief Executive Officer
Orthodontic Centers of America, Inc.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002
(Name and Address of Agent for Service)

(504) 834-4392
(Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Donald R. Moody, Esq.
Waller Lansden Dortch & Davis, PLLC
511 Union Street, Suite 2100
Nashville, Tennessee 37219-1760
(615) 244-6380

EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY

EXPLANATORY NOTE

On March 27, 1996, we filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-2792) to register 4,200,000 shares of our common stock, par value $0.01 per share, as adjusted pursuant to Rule 416(a) under the Securities Act of 1933 to reflect a two-for-one stock split effected in the form of a 100% stock dividend as of September 5, 1996. The shares were to be issued under the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated, the Orthodontic Centers of America, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1994 Directors Plan”), and the Orthodontic Centers of America, Inc. 1996 Employee Stock Purchase Plan. Of those shares, 600,000 have been reserved for issuance under the 1994 Directors Plan. Effective May 22, 2003, we amended and restated the 1994 Directors Plan to, among other things, reduce by 200,000 shares the total number of shares of our common stock, authorized for issuance under the 1994 Directors Plan.

Accordingly, we are filing this Post-Effective Amendment No. 1 to deregister 200,000 shares of our common stock originally authorized for issuance under the 1994 Directors Plan.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on January 30, 2004.

ORTHODONTIC CENTERS OF AMERICA, INC

By:	/s/ Bartholomew F. Palmisano, Sr.

Bartholomew F. Palmisano, Sr. Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bartholomew F. Palmisano, Sr. and David E. Verret his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bartholomew F. Palmisano, Sr. Bartholomew F. Palmisano, Sr.	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	January 30, 2004

/s/ David E. Verret David E. Verret	Senior Vice President of Finance (principal financial and accounting officer)	January 30, 2004

/s/ Dr. Dennis J.L. Buchman Dr. Dennis J.L. Buchman	Executive Vice President, Director	January 30, 2004

/s/ Dr. Hector M. Bush Dr. Hector M. Bush	Director	January 30, 2004

/s/ Dr. Jack P. Devereux, Jr. Dr. Jack P. Devereux, Jr.	Director	January 30, 2004

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SIGNATURE	TITLE	DATE

/s/ Ashton J. Ryan, Jr.	Director	January 26, 2004
Ashton J. Ryan, Jr.

/s/ Dr. John J. Sheridan Dr. John J. Sheridan	Director	January 27, 2004

/s/ W. Dennis Summers W. Dennis Summers	Director	January 30, 2004

/s/ David W. Vignes David W. Vignes	Director	January 27, 2004

/s/ Edward J. Walters, Jr. Edward J. Walters, Jr.	Director	January 26, 2004

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